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                                                                     EXHIBIT 3.3

       FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA
    JUN 12 1996
     12959-96

                            ARTICLES OF INCORPORATION

                                       OF

                          THE RESORT AT SUMMERLIN, INC.


         KNOW ALL MEN BY THESE PRESENTS:

         That, the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, does make, record and file these Articles of Incorporation in writing.

         AND DOES HEREBY CERTIFY:

         FIRST:  The name of the Corporation is:

                          THE RESORT AT SUMMERLIN, INC.

         SECOND: The principal office in the State of Nevada is to be located at 3800 Howard Hughes Parkway, 14th Floor, Las Vegas, Nevada 89109, and the Resident Agent shall be the law firm of Gordon & Silver, Ltd.. The Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

         THIRD:  The Corporation may engage in any lawful activity.

         FOURTH: This Corporation is authorized to issue only one class of shares of stock, the total number of which is 2,500 shares, with no par value. Such stock may be issued by the Corporation from time to time by the Board of Directors thereof. The shares of stock shall be designated "Common Stock" and the holders thereof shall be entitled to one (1) vote for each share held by them.

         FIFTH: No Director or Officer of the Corporation shall be liable to the corporation or its stockholders for any breach of fiduciary duty as Officer or Director of the Corporation. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of Nevada Revised Statutes ("NRS") ss. 78.300.

         SIXTH: The members of the governing board shall be styled Directors, and the number of Directors shall not be less than one (1) pursuant to the terms of NRS ss. 78.115.
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The names and post office addresses of the first Board of Directors, which shall consist of six (6) members are as follows:

                  NAME                        ADDRESS

                  Hans R. Jecklin             1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  Brian McMullan              1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  John James Assis-Fonseca    1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  Quinton Boshoff             1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  John Tipton                 1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  Christiane Jecklin          1512 Larimer Street, #300
                                              Denver, Colorado 80202

                  The number of Directors of this Corporation may from time to time be increased or decreased as set forth hereinabove by an amendment to the By-laws in that regard, and without the necessity of amending these Articles of Incorporation.

The name and address of the Incorporator is as follows:

                   NAME                 ADDRESS

                   James S. Mace        3800 Howard Hughes Parkway, 14th Floor
                                        Las Vegas, Nevada 89109


         SEVENTH: The capital stock of the Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of the Corporation.

         EIGHTH:  This Corporation shall have perpetual existence.

         NINTH:   No holder of any shares of the Corporation shall have any
preemptive right to purchase, subscribe for, or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into
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such shares, or warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

         EXECUTED this 11th day of June, 1996


                                      /S/ James S. Mace
                                      -------------------------------
                                      James S. Mace



STATE OF NEVADA            )
                           )       ss.
COUNTY OF CLARK            )

         This instrument was acknowledged before me on June 11, 1996 by James S. Mace.


                                        /s/ Karen E. Abbott
                                        -----------------------------
                                        Notary Public


[NOTARY PUBLIC
STATE OF NEVADA
    SEAL]
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       FILED
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA
    JUN 12 1996
      12959-96


           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT
                                       OF
                          THE RESORT AT SUMMERLIN, INC.

         Gordon & Silver, Ltd. hereby accepts appointment as Resident Agent for the above named corporation.


                                         GORDON & SILVER, LTD.

                                         /s/ James S. Mace
Dated:  June 11, 1996                    -------------------------------
                                         James S. Mace